UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 2, 2013

Moody National REIT I, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-150612	26-1812865
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6363 Woodway Drive, Suite 110
Houston, Texas 77057
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

        The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

         Property Acquisition

As previously disclosed, on April 23, 2013, Moody National REIT I, Inc. (the “Company”) entered into an Agreement of Purchase and Sale relating to the acquisition of a Hyatt Place Hotel property located in North Charleston, South Carolina (the “Charleston Hotel”) from Naman Ashley I, LLC, an unaffiliated third-party seller (“Seller”).

On July 2, 2013, the Company, through Moody National HP N-Charles Holding, LLC, the Company’s wholly-owned subsidiary (“Moody Holding”), acquired fee simple title to the Charleston Hotel from Seller for an aggregate purchase price of $11,800,000, excluding acquisition costs. The Company financed the purchase price for the Charleston Hotel with (1) proceeds from the Company’s ongoing public offering and (2) a mortgage loan secured by the Charleston Hotel with an original principal amount of $7,800,000 (the “Property Loan”) from JP Morgan Chase Bank, National Association (“Lender”). See Item 2.03 of this Current Report on Form 8-K for additional discussion of the Property Loan. In connection with the acquisition of the Charleston Hotel, the Company’s advisor earned an acquisition fee of $177,000 and a debt financing fee of $78,000.

Opened in June 2010, the Charleston Hotel features 113 guestrooms, designed to accommodate extended visits with space for work, study and entertainment. The guestrooms at the Charleston Hotel feature a refrigerator, 42” flat-panel HDTV, Hyatt Grand Bed, and flexible workspace. Other amenities at the Charleston Hotel include Wi-Fi internet access throughout the hotel, heated indoor pool, and 24/7 guest kitchen and bakery café. The Charleston Hotel is situated in close proximity to Boeing Aircraft, which recently announced a $1 billion expansion in the Charleston area that is expected to create 2,000 new jobs over the next eight years.  Other employers in the Charleston area include the Charleston Air Force Base, Robert Bosch, and Global Financial Services.  Venture Aerobearings and Daimler Vans Manufacturing have also positioned themselves on the local Palmetto Commerce Parkway. Charleston was voted for the second consecutive year, “Top City in the U.S.” in the 2012 Condé Nast Traveler Readers' Choice Awards, based on six categories: Atmosphere & Ambiance, Culture & Sites, Friendliness, Lodging, Restaurants and Shopping.

Management and Leasing of the Property

In connection with the acquisition of the Charleston Hotel, the Company formed a taxable REIT subsidiary (the “TRS”).  Upon the closing of the acquisition of the Charleston Hotel, Moody Holding and Moody National HP N-Charles MT, LLC, a wholly owned subsidiary of the TRS (“Master Tenant”), entered into a Hotel Lease Agreement pursuant to which Moody Holding leases the Charleston Hotel to Master Tenant (the “Hotel Lease”).  The Hotel Lease provides for a ten-year lease term, provided that Moody Holding may terminate the Hotel Lease upon 45 days prior written notice to Master Tenant in the event that Moody Holding contracts to sell the Charleston Hotel to a non-affiliated entity, effective upon the consummation of such a sale of the Charleston Hotel. Pursuant to the Hotel Lease, Master Tenant will pay an annual base rent of $1,200,000 per year for the first five years of the term of the Hotel Lease. The annual base rent paid by Master Tenant will be adjusted as set forth in the Hotel Lease beginning in year six of the lease term, and will be adjusted every five years thereafter until the Hotel Lease is terminated.  In addition to an annual base rent, Master Tenant will pay an annual percentage rent in an amount equal to (1) a fixed percentage of the Charleston Hotel’s gross revenues for the previous year, minus (2) the amount of the annual base rent paid for the previous year. The annual percentage rent will be adjusted as set forth in the Hotel Lease beginning in year six of the lease term, and will be adjusted every five years thereafter until the Hotel Lease is terminated.

Master Tenant has entered into a Hyatt Place Hotel Franchise Agreement (the “Franchise Agreement”) with Hyatt Place Franchising, L.L.C. (“Hyatt”), pursuant to which Hyatt grants Master Tenant a franchise for the operation of the Charleston Hotel under the name “HYATT PLACE®” and other proprietary marks and in accordance with the standards, programs and procedures of the Hyatt hotel system. The Franchise Agreement has a twenty (20) year term, subject to earlier termination pursuant to the terms of the Franchise Agreement. In connection with the Franchise Agreement, the Company has agreed to provide an unconditional guarantee of the payment and performance of Master Tenant’s obligations, undertakings, agreements and covenants under the Franchise Agreement, and to be liable for any breach of any term of the Franchise Agreement by Master Tenant.

Moody National Hospitality Management, LLC, an affiliate of the Company (“Property Manager”), manages the Charleston Hotel pursuant to a Hotel Management Agreement between Property Manager and Master Tenant (the “Management Agreement”). Pursuant to the Management Agreement, Master Tenant will pay Property Manager a monthly base management fee in an amount equal to 3.0% of the Charleston Hotel’s gross operating revenues (as defined in the Management Agreement) for the previous month. Each month during the term of the Management Agreement and for one month following the termination of the Management Agreement, Property Manager will receive a $2,500 fee for providing centralized accounting services, which accounting services fee will be subject to annual increases based upon increases in the Consumer Price Index. In addition, Property Manager is eligible to receive additional fees for technical, procurement or other services Property Manager provides for the Charleston Hotel to the extent Master Tenant requests that Property Manager provide such services. The Management Agreement has an initial ten-year term, and thereafter will automatically renew for four consecutive five-year renewal terms unless Property Manager or Master Tenant provides written notice of termination at least 180 days prior to the end of the then-current term. In the event that Master Tenant terminates the Management Agreement for any reason other than Property Manager’s default, Master Tenant will pay Property Manager a termination fee equal to the base management fee estimated to be earned by Property Manager for the remaining term of the Management Agreement, as adjusted for inflation and other factors. Notwithstanding the foregoing, so long as the Property Loan remains outstanding, Master Tenant may terminate the Management Agreement at any time upon thirty (30) days prior notice with or without cause, and no termination fee will be paid in connection with such termination.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Loan Agreement

In connection with the acquisition of the Charleston Hotel, Moody Holding borrowed $7,800,000 from the Lender pursuant to the Loan Agreement by and between Moody Holding and Lender (the “Loan Agreement”). Pursuant to the Loan Agreement, Moody Holding may use the proceeds of the Property Loan to acquire the Charleston Hotel, pay costs and expenses incurred in connection with closing the Property Loan, and fund working capital requirements of the Charleston Hotel.

The entire unpaid principal balance of the Property Loan and all accrued and unpaid interest thereon and all other amounts due under the Loan Agreement and the related loan documents will be due and payable in full on August 1, 2023 (the “Maturity Date”). Interest on the outstanding principal balance of the Property Loan will accrue at a per annum rate equal to 5.19%. In the event that, and so long as, any event of default has occurred and is continuing under the Property Loan, the outstanding principal balance of the Property Loan and any unpaid interest thereon will bear interest at a per annum rate equal to the lesser of (1) the highest interest rate permitted by applicable law and (2) 10.19%. In addition, in the event that any principal, interest or any other amount due under the Property Loan is not paid when due, Moody Holding will pay upon demand by Lender a late charge in an amount equal to the lesser of (1) 5.0% of the amount of the overdue payment and (2) the maximum amount payable pursuant to applicable law. Moody Holding may, upon at least thirty (30) days prior written notice to Lender, prepay the outstanding principle balance, plus all accrued interest and other amounts due, in full (but not in part) without payment of any penalty or premium on any business day following the date that is three months prior to the Maturity Date. Any other voluntary prepayment of the Property Loan will be subject to a prepayment penalty calculated in accordance with the Loan Agreement.

The performance of the obligations of Moody Holding under the Property Loan are secured by, among other things, (1) a security interest in the Charleston Hotel and other collateral granted to Lender by Moody Holding pursuant to a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Mortgage”), (2) the subordination in all respects of the Hotel Lease and all of the rights of Master Tenant under the Hotel Lease to the terms and conditions of the Loan Agreement, the Mortgage and the other loan documents and the liens created by the Mortgage and the other loan documents in favor of Lender, pursuant to a Master Lease Subordination and Attornment Agreement, and (3) an assignment of all of Master Tenant’s right, title and interest in and to the Management Agreement and the subordination of all of Property Manager’s right to receive management fees and other rights and interests with respect to the Charleston Hotel to the liens and interests of Lender pursuant to an Assignment of Management Agreement and Subordination of Management Fees.

The Company has agreed to unconditionally guarantee to Lender and its successors and assigns the payment and performance, as and when they become due and payable, of all obligations and liabilities of Moody Holding for which Moody Holding has personal liability pursuant to the Loan Agreement (collectively, the “Guaranteed Obligations”). The Guaranteed Obligations include, but are not limited to, any liabilities, losses, damages or other obligations imposed upon Lender as a result of (1) fraud or intentional misrepresentation by Moody Holding, Master Tenant or the Company in connection with the Property Loan, (2) the gross negligence or willful misconduct of Moody Holding, Master Tenant or the Company or, (3) material physical waste of the Charleston Hotel. In addition, Brett C. Moody, the Company’s Chief Executive Officer, President and Chairman of the Board has agreed to unconditionally guarantee to Lender and its successors and assigns the payment and performance, as and when they become due and payable, of (1) any loss, damage, cost, liability or other obligation incurred by Lender (including reasonable attorneys’ fees and expenses) arising out of or in connection with any fraud or intentional misrepresentation by Moody Holding, Master Tenant or Mr. Moody in connection with the Property Loan and (2) the payment of the entire outstanding balance of the Property Loan in the event Moody Holding or Master Tenant files a voluntary petition for bankruptcy or is the subject of an involuntary petition for bankruptcy or otherwise become subject to bankruptcy or insolvency laws.

Pursuant to an Environmental Indemnity Agreement, the Company and Moody Holding have agreed to jointly and severally indemnify and hold harmless Lender and its affiliates and their respective officers, directors, employees and agents, from and against any losses, damages, costs, claims, suits or other liabilities of any nature that Lender may suffer or incur as a result of, among other things, (1) any past or present presence, storage, release, production, treatment or transportation of hazardous substances at the Charleston Hotel or (2) any past, present or threatened non-compliance or violations of any environmental laws (or permits issued pursuant to any environmental law) in connection with the Charleston Hotel or operations thereon.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements.

It is not practical at this time to provide the required financial statements for the acquired real property described in this Current Report on Form 8-K, and no financial statements (audited or unaudited) are available at this time. The required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY NATIONAL REIT I, INC.

Date: July 9, 2013	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President